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                                                                      EXHIBIT 21




                         Subsidiaries of the Registrant


                                              State of              Percentage
                                              Incorporation         Ownership
                                              -------------         ---------
Pinnacle Bank (1)                             Alabama               100%
First General Service(s) Corporation (2)      Alabama               100%
First General Ventures Corporation (2)        Alabama               100%

Affiliate
First General Lending Corporation
   (accounted for on the cost method) (2)     Alabama               40%

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(1)  Subsidiary of the Registrant.
(2)  Subsidiary of Pinnacle Bank.